SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant  __X__

Filed by a Party other than the Registrant  ____


Check the appropriate box:

____  Preliminary proxy statement           ____  Confidential, for use of the
                                                  commission only (as
                                                  permitted by Rule
                                                  14a-6(e)(2))

_X__  Definitive proxy statement

____  Definitive additional materials

____  Soliciting material pursuant to Rule 14a-11(C) or Rule 14a-12


                        PHARMAKINETICS LABORATORIES, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

      _X _  No fee required.

      ____ Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:_______________________________

(2) Aggregate number of securities to which transaction applies:_______________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_______

(4) Proposed maximum aggregate value of
transaction:______________________________________

(5) Total fee paid:____________________________________________________________
_____ Fee paid previously with preliminary materials.
_____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:_____________________________________________________

(2) Form, Schedule or Registration Statement No.:_______________________________

(3) Filing Party:_______________________________________________________________

(4) Date Filed:_________________________________________________________________

[GRAPHIC LOGO HERE]      PHARMAKINETICS LABORATORIES, INC.
                             302 WEST FAYETTE STREET
                            BALTIMORE, MARYLAND 21201

                                                                October 28, 1999

Dear Fellow Shareholder,

Enclosed you will find the proxy statement for the shareholders' meeting to be held at our offices on Tuesday, November 30 at 11am. At this meeting we will elect representatives to the Board of Directors, approve the appointment of PricewaterhouseCoopers LLP as the Company's auditors and vote on a proposal to increase the number of shares available in the Company's stock option plan.

Our financial performance in fiscal year 1999 was very disappointing, with revenues declining 20% from the prior year. Certain portions of our business grew strongly, but this growth was not sufficient to overcome significant declines in other areas. In the second half of the fiscal year inflow of new business improved. However, the Warning Letter which was received from the United States Food and Drug Administration on July 30, regarding failure to comply with certain protocol requirements, has recently had an adverse impact on the inflow of new business. It is hoped that this impact will be short term.

Everyone on the staff is working very diligently to rectify this situation. Meetings are being held with our major clients to discuss the progress the Company has made to resolve the issues raised in the Warning Letter and to seek additional new business. At the same time, every effort is being made to ensure that we are in compliance with all FDA requirements and that the services we are providing to our clients are of the highest quality. During this slow period we are working diligently to control costs, manage cash flow and ensure that we are operating as efficiently and effectively as possible.

During the year, significant progress was made towards the achievement of certain long-term strategic goals. As I told you last year, we made significant investments in two major software systems - one for the bioanalytical laboratory and one for our Clinical Trials Management business. These systems are up and running and are improving our capability to serve our clients with both improved and expanded services. Further, the four LC/MS/MS instruments, which we now have in place in the laboratory, are meeting our expectations regarding their capabilities and the return they are providing on our investment. They provide us with the capability to develop new assays and to complete projects rapidly. A significant proportion of the projects we completed in fiscal year 1999 utilized these instruments.

As I noted above this year will be full of challenges. However, we have a team in place whose objective is to make PharmaKinetics into a leading CRO, which provides high quality services to clients and value to shareholders. The support of shareholders, directors and employees as we strive to meet these objectives is appreciated.

Sincerely,


/s/James K. Leslie
-----------------------
James K. Leslie
President and
Chief Executive Officer

[GRAPHIC]
                        PHARMAKINETICS LABORATORIES, INC.
                             302 WEST FAYETTE STREET
                            BALTIMORE, MARYLAND 21201

 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              TO BE HELD TUESDAY, NOVEMBER 30, 1999, AT 11:00 A.M.
 ------------------------------------------------------------------------------

                                       AT

                        PHARMAKINETICS LABORATORIES, INC.
                             302 WEST FAYETTE STREET
                            BALTIMORE, MARYLAND 21201


      The Annual Meeting of Stockholders ("the Meeting") of PharmaKinetics Laboratories, Inc., a Maryland corporation, will be held on NOVEMBER 30, 1999, at 11:00 a.m., local prevailing time, at PharmaKinetics Laboratories, Inc., 302 West Fayette Street, Baltimore, Maryland 21201, to consider and vote upon:

1. The election of five directors to serve until the next Annual Meeting of Stockholders, and until their successors are duly elected and qualified.

2. A proposal to amend the Company's 1996 Incentive Stock Option Plan to increase the number of shares of Common Stock authorized for issuance under the Plan.

3. A proposal to ratify the selection of PricewaterhouseCoopers LLP, as the Company's independent auditors for the fiscal year ending June 30, 2000.

4. Any other matters that may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on October 22, 1999, as the date for determining stockholders of record entitled to notice of and to vote at the Meeting.

          YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF ALL THE SHARES VOTING AT THE MEETING IN PERSON OR BY PROXY IS REQUIRED FOR THE APPROVAL OF PROPOSALS ONE, TWO AND THREE. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY CAN BE REVOKED AT ANY TIME BEFORE IT IS VOTED.


                                             By Order of the Board of Directors,

                                             /s/Taryn L. Kunkel
                                             -----------------------------------
                                             Taryn L. Kunkel
                                             Secretary

October 28, 1999

[GRAPHIC]
                        PHARMAKINETICS LABORATORIES, INC.
                             302 West Fayette Street
                            Baltimore, Maryland 21201

                                PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                    TUESDAY, NOVEMBER 30, 1999 AT 11:00 A.M.


                     SOLICITATION AND REVOCATION OF PROXIES

      The enclosed proxy is solicited by the Board of Directors of PharmaKinetics Laboratories, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on November 30, 1999, and is revocable at any time prior to its exercise. In addition to solicitation by mail, proxies may be solicited by officers, directors, and regular employees of the Company personally or by telephone or facsimile transmission. The cost of soliciting proxies will be borne by the Company and may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. This proxy material is being sent to stockholders on or about October 28, 1999.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      Stockholders of record at the close of business on October 22, 1999, are entitled to notice of and to vote at the Meeting. As of the close of business on that date, there were outstanding and entitled to vote 2,496,129 shares of Common Stock, $.005 par value ("Common Stock"), each of which is entitled to one vote and 833,300 shares of Class A Convertible Preferred Stock ("Preferred Stock"), each of which is entitled to two votes.

      The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting shall constitute a quorum. The affirmative vote of at least a majority of all votes cast at the meeting is required for the election of directors and for the approval of Proposals Two and Three described herein. The members of the Board of Directors intend to vote their shares "FOR" each director nominee and "FOR" Proposals Two and Three described herein. An abstention or broker non-vote is not included in calculating votes cast for the election of directors or the approval of Proposals Two and Three, but is included for purposes of determining a quorum. The Company designates an individual to serve as the Inspector of Elections for purposes of tallying shares voted. The Inspector of Elections will be present at the Meeting.

                                   ITEM ONE

                             ELECTION OF DIRECTORS

      The Board of Directors by resolution has fixed the number of directors at five, and five directors will be elected at the Meeting, each director to hold office until the next Annual Meeting of Stockholders and until the election and qualification of a successor. Three of these directors are elected by the holders of Common Stock and Preferred Stock, voting together. Two of these directors are elected by the holders of Preferred Stock, voting as a separate class. The persons named in the enclosed proxy will vote all properly executed proxies FOR the election of the nominees named below unless authority to vote is withheld. The Board of Directors has no reason to believe that any nominee herein named will be unable to serve as a director.

      The following table sets forth certain information concerning the nominees for election by holders of Common Stock and Preferred Stock, voting together. All nominees are currently directors of the Company.

                             NOMINEES FOR ELECTION

Name, Age, and Year
in which first
Elected a Director          Business Experience
------------------          -------------------
Thomas F. Kearns, Jr.       Retired from Bear, Stearns & Co., Inc. in 1987; Director of Biomet,
63 (1995)                   Inc., and Fibrogen, Inc.; Trustee of the University of North Carolina
                            Foundation and Endowment Fund.

James K. Leslie             President and Chief Executive Officer of PharmaKinetics
55 (1995)                   Laboratories, Inc. since July 1995; Executive Vice President and
                            Chief Operating Officer of PharmaKinetics from
                            June 1995 to July 1995; President and Chief
                            Executive Officer of BioFin, Inc., a start up
                            biotechnology company from July 1993 to June
                            1995; President and Chief Executive Officer of
                            SICPA Industries of America from 1991 to 1992;
                            and President and Chief Operating Officer of
                            Ecogen, Inc. from 1988 to 1990.

Roger C. Thies              Director of Hyman, Phelps and McNamara, P.C.,  representing a
55 (1991)                   broad range of clients on legal issues concerning food, drug, medical devices, and cosmetic law and
                            legislation since 1988; Vice President and
                            General Counsel of G.D. Searle managing all of
                            the company's legal matters from 1986 to 1988.

      The Board of Directors recommends a vote "FOR" the election of each of these nominees.

      In addition to the foregoing nominees, the following persons have been nominated for election as directors by the holders of Preferred Stock. All nominees are currently directors of the Company.
Name, Age, and Year
in which first
Elected a Director                       Business Experience
------------------                       -------------------
Leslie B. Daniels                        Principal of CAI Advisors & Co., an investment company with offices
52 (1998)                                in New York, Montreal, London and Paris, since 1988; Director of
                                         IVAX Corporation from December 1994 to December 1995;
                                         Chairman of the Board of Directors of Zenith Laboratories, Inc.,
                                         a major generic drug manufacturer from April 1990 to December
                                         1994, and a Director from December 1989 to December 1994.
                                         Director of MIM, Inc.

Kamal K. Midha, C.M., Ph.D., D.Sc.       Director of Drug Metabolism, Drug Disposition Group, University
58 (1998)                                of Saskatchewan, Canada since 1979, and Chief Scientific Officer of PharmaQuest Limited, Bermuda, a newly established
                                         Pharmaceutical Research Corporation. He serves on the Editorial
                                         Boards of Pharmaceutical Research, Journal of Pharmaceutical
                                         Sciences, and Xenobiotica. He is Vice President of the International
                                         Pharmaceutical Federation and he is an Adjunct Professor of
                                         Pharmacy and Associate Member of Psychiatry, University of
                                         Saskatchewan, Canada and Co-Chief of the Psychopharmacology
                                         Unit, Clinical Research Center for Study of Schizophrenia &
                                         Rehabilitation, University of California, Los Angeles.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation Committee, each consisting of directors who are not employees of the Company. The Board of Directors does not have a Nominating Committee.

     The functions of the Audit Committee include: review of the scope of audits and the results of such audits; review of accounting policies and adequacy of internal controls; review of the fees paid to, and the scope of services provided by, the independent auditors; and recommending selection of the independent auditors. The members of this Committee are Messrs. Daniels, Kearns, and Thies.

     The Compensation Committee considers and makes recommendations to the Board of Directors with respect to matters relating to executive compensation, and considers and recommends grants under the Company's stock option plans. The members of this Committee are Messrs. Daniels, Kearns, Midha, and Thies.

     During the fiscal year ended June 30, 1999, the Board of Directors met five times, the Audit Committee met one time, and the Compensation Committee met four times.

     In November 1996, the Board of Directors elected to discontinue cash compensation for its non-employee directors and to adopt a Non-Employee Directors Stock Option Plan (the "1996 Plan") effective November 25, 1996. The 1996 Plan was amended by resolution of the Board of Directors on January 20, 1998, in order to increase the number of shares of Common Stock subject to options available for grant under the 1996 Plan. The 1996 Plan, as amended, shall be administered by the Board or the Compensation Committee established by the Board and provides that the number of shares of Common Stock that may be issued pursuant to options granted under the 1996 Plan shall not exceed in the aggregate 200,000 shares. As of June 30, 1999, there were 160,500 options granted and 148,500 options outstanding under the 1996 Plan. The 1996 Plan was ratified by the Company's stockholders at the Company's Special Meeting in lieu of Annual Meeting of Stockholders held April 6, 1998. Each non-employee director shall be granted options to purchase 24,000 shares of the Company's Common Stock, at the fair market value of the stock on the date of such director's election or appointment to the Board. Directors serving as of November 25, 1996 were granted their options as of such date. The options shall vest in four equal installments over four years. The first installment will be pro-rated for directors appointed to the Board after the date of an annual meeting. The first installment shall vest on the effective date of the grant. Thereafter, on the date of each of the next three annual meetings of stockholders at which elections to the Board are conducted, an installment of 6,000 shares shall vest for each director who is reelected to the Board. In addition, directors receive reimbursement of expenses for attendance at meetings.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of August 31, 1999, regarding stock ownership of management and owners of 5% or more of the Company's Common
Stock:

                                                                           Beneficial Ownership of
                                      Beneficial Ownership of                Class A Convertible
                                           Common Stock                         Preferred Stock
                                           ------------                         ---------------
                                       Number of       Percent of       Number of        Percent of
                                     Shares Owned     Shares Owned     Shares Owned     Shares Owned
                                     ------------     ------------     ------------     ------------
Allen & Company, Incorporated           170,534            6.8%              ---             ---
Allen Holding Inc.
711 Fifth Avenue
New York, NY 10022

Aster S.A.                              583,320 (2)(3)(4) 18.9%          166,660            20.0%
3 et 5 rue Eugene Millon
75015 Paris France

                                                                                    Beneficial Ownership of
                                          Beneficial Ownership of                     Class A Convertible
                                             Common Stock                              Preferred Stock
                                             ------------                              ---------------
                                       Number of         Percent of              Number of           Percent of
                                     Shares Owned       Shares Owned            Shares Owned        Shares Owned
                                     ------------       ------------            ------------        ------------
Leslie B. Daniels                      378,603  (1)(2)(3)   13.2%                  103,885              12.5%
CAI Advisors & Co.                              (4)
767 Fifth Avenue, 5th Floor
New York, NY 10153

Peter M. Gottsegen                     363,603  (2)(3)(4)  12.7%                   103,885              12.5%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

GES Investments, S.A.                   58,332  (2)(3)(4)  2.3%                     16,666              2.0%
Avenue Delleur, 18
Brussels, Belgium 1170

Initiative & Finance Investissement    233,328  (2)(3)     8.5%                     66,664              8.0%
16 rue Chauveau Lagarde
Paris, France 75008

Robert A. Mackie, Jr.                  169,676  (7)        6.8%                        ---              ---
18 North Astor Street
Irvington, NY 10533

R.A. Mackie and Co., L.P.               19,869  (7)         (6)                        ---              ---
18 North Astor Street
Irvington, NY  10533

Michael F. Price                       583,320  (2)(3)    18.9%                    166,660             20.0%
1180 Larger Cross Road
P.O. Box 434
Far Hills, New Jersey 07931

Peter G. Restler                        87,498  (2)(3)(4)  3.4%                     24,999              3.0%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

Richard J. Schmeelk                    363,603  (2)(3)(4) 12.7%                    103,885             12.5%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

David von Kauffmann                     70,332  (1)(2)(3)  2.7%                     16,666              2.0%
European Equity Partners                        (4)
1 rue Vernier
75017 Paris, France

Manfred Yu                              17,498  (2)(3)(4)   (6)                     4,999               0.6%
CAI Advisors & Co.
767 Fifth Avenue, 5th Floor
New York, NY 10153

                                                                                      Beneficial Ownership of
                                     Beneficial Ownership of                            Class A Convertible
                                          Common Stock                                   Preferred Stock
                                          ------------                                   ---------------
                                         Number of            Percent of         Number of        Percent of
                                        Shares Owned         Shares Owned      Shares Owned     Shares Owned
                                        ------------         ------------      ------------     ------------
Thomas F. Kearns, Jr.                  64,702    (1)(2)(3)      2.5%            11,110             1.3%
Taryn L. Kunkel                        22,750    (1)             (6)               ---             ---
Elizabeth A. Lane, Ph.D.               18,750    (1)             (6)               ---             ---
James K. Leslie                       106,500    (1)            4.1%               ---             ---
Kamal K. Midha, C.M, Ph.D., D.Sc.      24,400    (1)(5)         1.0%               ---             ---
Roger C. Thies                         20,920    (1)             (6)               ---             ---
James M. Wilkinson II, Ph.D.           14,250    (1)             (6)               ---             ---
Grover C. Wrenn                        16,500    (1)             (6)               ---             ---
All directors and officers
as a group (10 persons)               667,375    (1)(2)(3)     21.5%           114,995            13.8%
--------------------------------------------------------------------------------------------------------

(1) Includes shares of stock which directors and officers have exercisable rights to acquire as of or within 60 days of August 31, 1999, through the exercise of options, in the amount of 15,000 shares for Mr. Daniels; 12,000 shares for Mr. Kauffmann; 6,000 shares for Mr. Kearns; 22,750 shares for Mrs. Kunkel; 18,750 shares for Dr. Lane; 74,500 shares for Mr. Leslie; 12,000 shares for Dr. Midha; 20,920 shares for Mr. Thies; 14,250 shares for Dr. Wilkinson; 16,500 shares for Mr. Wrenn; and 200,670 shares for all directors and officers as a group.
(2) Includes shares for which investors have rights to acquire upon conversion of Class A Convertible Preferred Stock, in the amount of 333,320 shares for Aster S.A.; 207,770 shares for Mr. Daniels; 207,770 for Mr. Gottsegen; 33,332 shares for GES Investments, S.A.; 133,328 shares for Initiative and Finance Investissement; 333,320 for Mr. Price; 49,998 for Mr. Restler; 207,770 for Mr. Schmeelk; 33,332 shares for Mr. Kauffmann; 9,998 for Mr. Yu; 22,220 for Mr. Kearns; and 229,990 shares for all directors and officers as a group.
(3) Includes shares for which investors have rights to acquire upon exercise of warrants at $6.00 per share, in the amount of 250,000 shares for Aster S.A.; 155,833 shares for Mr. Daniels; 155,833 shares for Mr. Gottsegen; 25,000 shares for GES Investments, S.A.; 100,000 shares for Initiative and Finance Investissement; 250,000 shares for Mr. Price; 37,500 for Mr. Restler; 155,833 shares for Mr. Schmeelk; 25,000 shares for Mr. Kauffmann; 7,500 for Mr. Yu; 16,667 shares for Mr. Kearns; and 172,500 shares for all directors and officers as a group.
(4) Each of these individuals has reported membership in a "group" based upon Amendment No. 2 to Schedule 13D filed with the Securities and Exchange Commission on January 12, 1998.
(5)  Includes 12,400 shares held by Dr. Midha's son.
(6)  Less than 1%
(7) These are members of a "group" based upon Schedule 13D filed with the Securities and Exchange Commission on February 2, 1998.

     On December 23, 1997, the Company issued 833,300 shares of a newly created Class A Convertible Preferred Stock and warrants to purchase 1,250,000 shares of the Company's Common Stock, and entered into a Registration Rights Agreement and Technology Sharing Agreement in connection therewith, to investors including certain affiliates of Aster.Cephac S.A. and CAI Advisors & Co. (collectively, the "Purchasers"). The securities were issued pursuant to a Preferred Share and Warrant Purchase Agreement dated as of December 4, 1997. Purchasers beneficially own approximately 41% of the Company's voting securities without giving effect to the possible exercise of warrants, or approximately 54% of the Company's voting securities if all the warrants are exercised.

     The Agreement provided for the sale to the Purchasers of a total of 833,300 shares of Class A Convertible Preferred Stock for $4,937,500 or $5.925 per share. The Preferred Stock is convertible at any time into shares of Common Stock at a conversion ratio of one share of Preferred Stock for two shares of Common Stock. The conversion ratio is subject to adjustment under certain circumstances to prevent dilution. In the event of liquidation of the Company, the holders of the shares of Preferred Stock who do not convert their shares into Common Stock are entitled to receive $5.925 per share, prior to any distributions being made to the holders of any other class or series of the Company's capital stock.

     In addition, the Agreement provided for the sale to the Purchasers, for $62,500, of warrants to purchase 1,250,000 shares of Common Stock. The warrants are fully exercisable at $6.00 per share and expire on December 23, 2000.

                                 EXECUTIVE OFFICERS
                               Position with the Company                                     Employed        Officer
 Name                     Age  and Principal Occupation                                        Since           Since
 ----                     ---  ------------------------                                       ------           -----
Melany S. Adamcio         45   Vice President Business Development since January               1997             1998
                               1998; Executive Director of Clinical Trials Management                             (1)
                               from June 1997 to January 1998; Director, Clinical Trials
                               Management of PPD Pharmaco International, Inc. from
                               November 1990 to June 1997.  Education- Golden Gate
                               University, San Francisco, California; Marywood College,
                               Scranton, Pennsylvania.

Taryn L. Kunkel           38   Vice President, Chief Financial Officer and Treasurer           1990            1991
                               since February 1991; Controller from November 1990
                               to February 1991; and Director of Financial Analysis
                               from July 1990 to November 1990.  Education - M.A.S.,
                               Management, The Johns Hopkins University, Baltimore,
                               Maryland 1989; B.S., Accounting (Magna Cum Laude),
                               Loyola College, Baltimore, Maryland 1983.  Certified
                               Public Accountant.

Elizabeth A. Lane, Ph.D.  54   Vice President Biopharmaceutics and Regulatory Affairs         1988            1992
                               since May 1992; Director of Pharmacokinetics and                                 (2)
                               Regulatory Affairs from September 1988 to May 1992.
                               Education - Ph.D., Pharmaceutical Sciences, University
                               of Washington, Seattle, Washington, 1981; B.S.
                               Pharmacy, University of Washington, Seattle,
                               Washington, 1973; B.Pharm., University of Sydney,
                               Australia, 1965.

James K. Leslie           55   President and Chief Executive Officer since July 1995;          1995           1995
                               Executive Vice President and Chief Operating Officer
                               from June 1995 to July 1995;  President and Chief
                               Executive Officer of BioFin, Inc. a start up biotechnology company from July 1993 to June 1995; President and Chief
                               Executive Officer of SICPA Industries of America from 1991 to 1992; and President and Chief Operating Officer of Ecogen,
                               Inc. from 1988 - 1990.  Education - M.B.A. (with distinction),
                               Harvard Business School, Boston, Massachusetts, 1969;
                               B.Sc., Chemical Engineering (First Class Honors),
                               University of Edinburgh, Edinburgh, Scotland, 1967.

Mark D. Ruby              46   Vice President Business Development since April 1999;             1999        1999
                               Vice President, Marketing and Sales for Meridian Medical
                               Technologies from 1996 to 1999; Vice President, Marketing
                               and Sales for Beiersdorf-Jobst from 1992 to 1996; Sales
                               management and Director, Business Development positions
                               for MediSense from 1988 to 1991; Sales and marketing
                               management positions for Baxter Healthcare from 1979
                               to 1988.  Education - M.A., Economics, Bowling Green State
                               University, 1981; B.A., Economics, Bluffton College, 1975.

                                    Position with the Company                               Employed       Officer
 Name                         Age   and Principal Occupation                                 Since          Since
 ----                         ---   ------------------------                                 -----          -----

James M. Wilkinson II, Ph.D   47    Vice President Analytical Laboratory Services since       1996           1996
                                    July 1996;  Associate Director, Pharmaco International,
                                    Inc., Analytical Laboratory Division from December 1992
                                    to June 1995.  Education - Postdoctoral Associate,
                                    University of Washington, Seattle, Washington, 1979;
                                    Ph.D., Organic Chemistry, Duke University, Durham,
                                    North Carolina, 1978; B.S., Chemistry, Virginia Military
                                    Institute, Lexington, Virginia, 1974.
---------------------------------------------------------------------------------------------------------------------
(1) Ms. Adamcio joined the Company on June 23, 1997 and resigned effective March
19, 1999.
(2) Dr. Lane resigned from the Company effective August 13, 1999. She has been retained by the Company as a consultant.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based on the Company's review of copies of reporting forms received by it, the Company believes that during the fiscal year ended June 30, 1999, all applicable filing requirements were complied with, except a Form 3 was filed late by Mr. Ruby and a Form 5 was filed late by Mr. Patrick Ayd, the Company's
Director of Clinical Operations.

                             EXECUTIVE COMPENSATION

      The following table sets forth, for the Company's last three fiscal years, the cash compensation paid or accrued by the Company, as well as certain other compensation paid or accrued for those years, to its Chief Executive Officer and other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for the fiscal year ended June 30, 1999.

                                             SUMMARY COMPENSATION TABLE
                                                 Annual Compensation                  Long-Term        All Other
                                                                                      Compensation
                                                                                      Securities       All Other
Name and                                   Fiscal  Salary  Bonus    Other Annual      Underlying     Compensation
Principal Position                         Year       ($)     ($)     Comp. ($)(1)    Options(#)       ($)(2)
-------------------------               ------------------------------------------------------------------------------------------
James K. Leslie                           1999      156,000       -       6,000              -            -
President, CEO,                           1998      156,000   7,500       6,000         46,000            -
and Director                              1997      150,000       -       6,000         20,000            -

Melany S. Adamcio  (3)                    1999       69,400       -       3,500              -            -
Vice President                            1998       96,500   2,250       5,000         24,000            -
Business Development                      1997            -       -           -          3,000            -

Elizabeth A. Lane, Ph.D.                  1999      104,000       -           -              -            -
Vice President Biopharmaceutics           1998      104,000   1,500           -         15,000            -
and Regulatory Affairs                    1997      100,000       -           -              -            -

Mark D. Ruby (4)                          1999       27,000       -       1,250         15,000            -
Vice President                            1998            -       -           -              -            -
Business Development                      1997            -       -           -              -            -

James M. Wilkinson II, Ph.D.              1999      110,240       -       6,000              -            -
Vice President                            1998      110,240   7,000       6,000         15,000            -
Analytical Laboratory Services            1997      106,000       -       6,000         14,000        7,000
----------------------------------------------------------------------------------------------------------------------------------
(1) Other Annual Compensation includes personal benefits provided by the
    Company.

(2) Other compensation includes amounts paid for relocation and related expenses.
(3) Ms. Adamcio joined the Company on June 23, 1997 and resigned her position effective March 19, 1999. Her annual salary for fiscal 1999 was $98,000, plus other annual compensation of $5,000.
(4) Mr. Ruby joined the Company on April 19, 1999. Mr. Ruby's annual salary is $130,000, plus other annual compensation of $6,000.

SEVERANCE AGREEMENTS

     The Company has severance agreements with Mr. Leslie and Mrs. Kunkel. The Agreements, which are identical, provide for continuance of their respective annual base salaries for a period of twelve (12) months from the date of termination of employment if such termination occurs at any time during a two
(2) year period after a "Significant Transaction" or a "Change of Board Composition" and is for reasons other than "Just Cause", such terms being defined in the Agreements. Upon termination of employment, the Agreements also provide for accelerated vesting of all stock options and the option to extend the exercise period of such options. The Agreements were effective April 22, 1997. As of June 30, 1999 benefits payable would be approximately $163,800 for Mr. Leslie and approximately $95,000 for Mrs. Kunkel.

STOCK OPTION GRANTS

     The following table sets forth information concerning the grant of stock options under the Company's 1996 Incentive Stock Option Plan during fiscal 1999 to the executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS
                                          % of Total
                                          Options
                                          Granted to         Exercise or
                       Options            Employees in       Base Price    Expiration
Name                   Granted (#)(1)     Fiscal Year        ($/share)     Date
-----------------  --------------------  -----------------  ----------------------------------
Mark D. Ruby             15,000              59.5%           $0.9375       04/27/09
-----------------  -------------------  ------------------  ----------------------------------
(1)  All options were granted under the 1996 Incentive Stock Option Plan. All options vest over a four year period from the date of grant and all options expire ten years from the date of grant, if not exercised earlier. Material terms of the options are set forth under the caption "Incentive Stock
     Option Plans."

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information related to the number and value of options held by four of the Company's executive officers. No options were exercised by these individuals during the fiscal year ended June 30, 1999.
                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR END OPTION VALUES
                                                                                        Value of Unexercised
                               Shares          ($)          Number of Unexercised          In-the-Money
                               Acquired       Value          Options at FY-End (#)     Options at FY-End ($) (1)
Name                          in Exercise    Realized   Exercisable    Unexercisable  Exercisable   Unexercisable
----                          ------------   --------   -----------    -------------  -----------   -------------

James K. Leslie                   ---          ---        60,500            49,500         ---         ---

Elizabeth A. Lane, Ph.D.          ---          ---        18,750            11,250         ---         ---

Mark D. Ruby                      ---          ---           ---            15,000         ---      $6,563

James M. Wilkinson II, Ph.D.      ---          ---        10,750            18,250         ---         ---
-----------------------------------------------------------------------------------------------------------------
(1)     Not all of the options granted and outstanding are in-the-money at June
        30, 1999. At June 30, 1999, the fair market value of the shares underlying the options was $1.375, as determined by the average of the closing bid and ask prices on that date.

INCENTIVE STOCK OPTION PLANS

      The Company's Incentive Stock Option Plan (the "ISO Plan") was adopted by the Board of Directors on September 9, 1985, and approved by stockholders on November 14, 1985. The ISO Plan permits the Company to grant options to purchase up to an aggregate of 340,000 shares of its Common Stock to key employees of the Company. As of June 30, 1999, an aggregate of 93,640 shares of Common Stock were subject to options granted under the ISO Plan. By its terms, the ISO Plan expired in September 1995.

      The ISO Plan had a ten-year term, subject to earlier termination by the Board of Directors, and was administered by the Compensation Committee of the Board of Directors. Under the ISO Plan, options were granted to selected key employees of the Company. Approximately 100 employees were eligible for option grants. Subject to the terms and conditions of the ISO Plan, the Committee selected optionees and determined the number of shares to be granted, the option prices, the term of each option, and the terms and conditions of stock option agreements. Payment of the option price is made, as specified in the option agreement, either in cash at the time of exercise or, at the discretion of the Board of Directors or Committee, (i) by delivery of shares of the Company's Common Stock, valued as of the option exercise date, (ii) according to a deferred payment or other arrangement or (iii) in any other form of payment acceptable to the Board of Directors or Committee in its discretion, either at the time of grant or exercise of the option.

      Options granted under the ISO Plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code. The exercise price of options granted under the ISO Plan may not be less than 100% of the fair market value of the Common Stock at the time of the grant, or 110% of the fair market value of the Common Stock at the time of the grant in the case of a key employee who holds more than 10% of the combined voting power of the Common Stock as of the date of the grant. The term of any option granted under the ISO Plan may not exceed ten years, or five years in the case of a key employee who holds more than 10% of the combined voting power of the Common Stock as of the date of grant.

      Options granted under the ISO Plan are non-assignable and may be exercised, except in the case of death, only by the option holder. Options terminate ninety days after termination of employment, except by reason of death or total and permanent disability.

      The Board of Directors may alter, suspend or amend the ISO Plan at any time. However, no such action by the Board of Directors shall affect any option theretofore granted under the ISO Plan without the consent of the option holder so affected. In addition, no such action by the Board of Directors may, without stockholder approval (except pursuant to the anti-dilution provisions of the ISO
Plan), increase the number of shares reserved for options under the ISO Plan, materially modify the requirements as to eligibility for participation in the ISO Plan, or materially increase the benefits accruing to participants under the ISO Plan.

      An optionee recognizes no taxable income at the time a stock option is granted or exercised under the ISO Plan. However, the excess of the fair market value of the shares received on the date of exercise (or six months after the date of exercise, in the case of an optionee subject to Section 16(b) of the Securities Exchange Act of 1934) over the exercise price is taken into account in determining whether he is subject to the alternative minimum tax. Assuming compliance with applicable holding period requirements, an optionee realizes long-term capital gain or loss when he disposes of his shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the optionee disposes of shares acquired by the exercise of the option before the expiration of at least one year from the date of exercise and two years from the date of grant of the option, any amount realized from such disqualifying disposition is generally taxable as ordinary income in the year of disposition to the extent that the lesser of (i) fair market value on the date the option was exercised or (ii) the amount realized upon such disposition, exceeds the exercise price. Any amount realized in excess of fair market value on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss is treated as long or short-term capital loss, depending upon the holding period of the shares.

      No deduction is allowed to the Company for federal income tax purposes at the time of grant or exercise of an option under the ISO Plan. In the event of a disqualifying disposition by an optionee, the Company is entitled to a deduction for the amount taxable to the optionee as ordinary income.

      The Company also has an 1996 Incentive Stock Option Plan effective as of January 31, 1996 (the "1996 ISO Plan") which was adopted by the Board of Directors on October 10, 1996 and approved by the stockholders on November 25, 1996. The provisions of the 1996 ISO Plan and the tax consequences thereunder are virtually identical to those of the ISO Plan. The 1996 ISO Plan permits the Company to grant options to purchase up to an aggregate of 300,000 shares of its Common Stock to key employees of the Company. As of June 30, 1999, 197,800 shares of the Company's Common Stock were subject to options granted under the 1996 ISO Plan.

                                    ITEM TWO

                        PROPOSAL TO APPROVE AMENDMENT OF
                        1996 INCENTIVE STOCK OPTION PLAN

      The Company's 1996 Incentive Stock Option Plan is described in the Proxy Statement under the heading "Executive Compensation - Incentive Stock Option Plans." The 1996 Incentive Stock Option Plan was approved by stockholders on November 25, 1996 and provides for the issuance of 300,000 shares of common stock. As of August 31, 1999, 3,980 shares have been exercised and options for 197,800 shares were outstanding, leaving 98,220 available for future grants. Upon the recommendation of the Compensation Committee, the Board of Directors concluded that it was in the Company's best interests that the 1996 ISO Plan be amended to increase the number of shares available for grant. A copy of the 1996 ISO Plan is available upon written request to the Company's Secretary.

      On October 15, 1999, the Board of Directors amended the 1996 ISO Plan to increase the number of shares authorized for issuance thereunder by an additional 150,000 shares subject to approval of the Company's stockholders at the Annual Meeting of Stockholders.

      The Board of Directors contemplates that through the increase of the number of shares authorized for issuance under the 1996 ISO Plan the Company will better be able to compete for prospective personnel and retain the services of its existing personnel. If this amendment is approved, and if all options were granted, vested and exercised within the terms allowed by the 1996 ISO Plan, the number of outstanding shares would increase by 446,020.

      On September 24, 1999, the last reported sale price of the Company's Common Stock (based upon the average of the closing bid and ask prices as reported on the OTC Bulletin Board on that date) was $1.516 per share.

     The Board of Directors recommends a vote "FOR" the proposal to amend the Company's 1996 Incentive Stock Option Plan.

                                   ITEM THREE

                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Board of Directors desires to obtain from the stockholders their approval of the Board of Directors' actions in appointing PricewaterhouseCoopers LLP, Certified Public Accountants, as independent auditors of the Company for the fiscal year ending June 30, 2000.

     PricewaterhouseCoopers has served the Company in such capacity since January 1992. The Company has been informed that neither PricewaterhouseCoopers nor any of its partners has any direct financial interest or any material indirect financial interest in the Company and during the past three years has had no connection therewith in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     A representative of PricewaterhouseCoopers is expected to be present at the Meeting with the opportunity to make a statement, if such representative so desires, and to be available to respond to appropriate questions.

     The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP.

                             DEADLINE FOR SUBMITTING
                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 2000 must be received in writing by the Company on or before July 1, 2000. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.

                               REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, as filed with the Securities and Exchange Commission is enclosed herewith. Additional copies are available to shareholders without charge on written request directed to Taryn L. Kunkel, Secretary, PharmaKinetics Laboratories, Inc., 302 West Fayette Street, Baltimore, Maryland 21201.

                                  OTHER MATTERS

     Management knows of no other business to be presented for action at the Meeting, but if any other business should properly come before the Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder in their discretion.


                                             By Order of the Board of Directors,


                                             /s/Taryn L. Kunkel
                                             --------------------------------
                                             Taryn L. Kunkel
                                             Secretary


October 28, 1999

                                      PROXY

                        PHARMAKINETICS LABORATORIES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 30, 1999

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James K. Leslie and Taryn L. Kunkel, or either of them as attorney or attorneys-in-fact of the undersigned, with full power of substitution, in them and in each of them, to vote in the name, place and stead of the undersigned, in the manner indicated herein, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of PharmaKinetics Laboratories, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of PharmaKinetics Laboratories, Inc. to be held on November 30, 1999 at 11:00 a.m., local time, at the offices of the Company located at 302 West Fayette Street, Baltimore, Maryland 21201, or at any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this proxy will be voted FOR Proposals Two and Three, and FOR all of the nominees for director named on the reverse. The Board of Directors recommends a vote FOR all of the nominees for director and FOR Proposals Two and Three set forth on the reverse.

                (Continued and to be signed on reverse side)
------------------------------------------------------------------------------
                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                        PHARMAKINETICS LABORATORIES, INC.

                                November 30, 1999

__X__ Please mark your votes as in this example.

ITEM 1

To elect directors (for all of the following nominees except as marked to the contrary):
     Thomas F. Kearns, Jr., James K. Leslie,
     And Roger C. Thies

____ FOR all nominees, except as indicated

____ Withhold authority for all nominees

To withhold authority for any individual nominee(s), write the nominee(s) name(s) below:
------------------------------------------------------------------------------

ITEM 2

To amend the Company's 1996 Incentive Stock Option Plan to increase the number of shares of Common Stock authorized for issuance under the Plan.

____ FOR       ____ AGAINST       ____ ABSTAIN


ITEM 3

To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2000.

____ FOR       ____ AGAINST       ____ ABSTAIN


ITEM 4

In their discretion, to act upon any other matter that may properly come before the meeting or any adjournment thereof.

Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for the meeting described in this proxy.


SIGNATURE(S): ___________________________   DATED: _________________ 1999

Note: Proxy must be signed exactly as the name appears herein. Please mark, sign, date and return this proxy promptly using the enclosed envelope. If signing for a trust, estate, corporation, or other entity, please state your title or the capacity in which you are signing. If shares are held jointly, each joint owner should personally sign.